                                                                     EXHIBIT 5.1
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                               Venture Law Group,
                           A Professional Corporation
                              2800 Sand Hill Road
                              Menlo Park, CA 94025
                              Tel: (650) 854-4488
                              Fax: (650) 854-1121


                                October 5, 2000

DURECT Corporation
10240 Bubb Road
Cupertino, CA 95014

  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration
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Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on October 5, 2000 in connection with the registration under the
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Securities Act of 1933, as amended, of a total of 1,955,550 shares of your Common Stock (the "Shares") reserved for issuance under the 2000 Employee Stock
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Purchase Plan, 1998 Stock Option Plan, 2000 Stock Plan and 2000 Directors' Stock Option Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                              Very truly yours,

                                              VENTURE LAW GROUP
                                              A Professional Corporation

                                              /s/ Venture Law Group